EXHIBIT 16.1

Blackman Kallick

Blackman Kallick, LLP
10 South Riverside Plaza, 9th Floor
Chicago, IL 60606

Phone: 312-207-1040

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by CTI Industries Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of CTI Industries Corporation dated July 6 , 2012. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

Blackman Kallick, LLP

Blackman Kallick, LLP